CUSIP No. 88032L605	Page 1 of 1

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Tenax Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 19th day of August, 2024.

Venrock Healthcare Capital Partners III, L.P.			Venrock Healthcare Capital Partners EG, L.P.

By:	VHCP Management III, LLC		By:	VHCP Management EG, LLC
Its:	General Partner		Its	:General Partner

By:	/s/ Sherman G. Souther		By:	/s/ Sherman G. Souther
	Name:	Sherman G. Souther		Name:	Sherman G. Souther
	Its:	Authorized Signatory		Its:	Authorized Signatory

VHCP Co-Investment Holdings III, LLC

By:	VHCP Management III, LLC
Its:	Manager

By:	/s/ Sherman G. Souther
	Name:	Sherman G. Souther
	Its:	Authorized Signatory

VHCP Management III, LLC			VHCP Management EG, LLC

By:	/s/ Sherman G. Souther		By:	/s/ Sherman G. Souther
	Name:	Sherman G. Souther		Name:	Sherman G. Souther
	Its:	Authorized Signatory		Its:	Authorized Signatory

Nimish Shah

/s/ Sherman G. Souther
Sherman G. Souther, Attorney-in-fact

Bong Koh

/s/ Sherman G. Souther
Sherman G. Souther, Attorney-in-fact